        As filed with the Securities and Exchange Commission on July 29, 1998
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FREMONT GENERAL CORPORATION
             (Exact name of Registrant as specified in its charter)


           Nevada                                       95-2815260
  ------------------------                       ------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
   (Address, including zip code, of Registrant's principal executive offices)

                            ------------------------

                           FREMONT GENERAL CORPORATION
                                 1997 STOCK PLAN
                            (Full Title of the plan)

                            ------------------------

                                LOUIS J. RAMPINO
                      PRESIDENT AND CHIEF OPERATING OFFICER
                           FREMONT GENERAL CORPORATION
                       2020 SANTA MONICA BLVD., SUITE 600
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 315-5500
(Name, address, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

                            ELIZABETH R. FLINT, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
   Title of Securities                Amount          Proposed Maximum     Proposed Maximum      Amount of
    to be Registered                  to be            Offering Price     Aggregate Offering   Registration
                                    Registered           Per Share               Price              Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value:    518,000 shares(1)    $56.438(2)         $29,234,884(2)    $8,624.29
-----------------------------------------------------------------------------------------------------------

(1) Excludes shares reserved under the 1997 Stock Plan that were registered previously on a Registration Statement on Form S-8 (Registration No. 333-38141).
(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange consolidated reporting system on July 28, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Fremont General Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 8-A filed on March 17, 1993 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation limits the monetary liability of its directors to the Registrant or its stockholders for breach of such directors' fiduciary duty to the fullest extent permitted by the law of the State of Nevada ("Nevada Law"), as it is amended from time to time.

     Under the Registrant's Bylaws, the Registrant is required, to the maximum extent and in the manner permitted by Nevada law, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of the Bylaws, a "director" or "officer" of the Registrant includes any person (i) who is or was a director or officer of the Registrant, (ii) who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

     The Registrant is also required to pay all expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required under the Bylaws in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in the Bylaws. The Bylaws further provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


    Exhibit
     Number                           Description
    -------                           -----------

        4.1 Fremont General Corporation 1997 Stock Plan. (Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.)

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

       23.1       Consent of Ernst & Young LLP, Independent Auditors.

       23.2       Consent of counsel (contained in Exhibit 5.1)

       24.1       Power of Attorney (see page 5).


ITEM 9.  UNDERTAKINGS.

        a.    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 29th day of July, 1998.

                                          FREMONT GENERAL CORPORATION


                                          By:  /s/ LOUIS J. RAMPINO
                                               ---------------------------------
                                          Name:    Louis J. Rampino
                                          Title:   President and Chief Operating
                                                   Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. McIntyre, Louis J. Rampino and Wayne R. Bailey, jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURES                          TITLE                      DATE
--------------------------     -----------------------------    ----------------


/s/ JAMES A. MCINTYRE          Chairman of the Board and        July 29, 1998
--------------------------     Chief Executive Officer
    James A. McIntyre          (Principal Executive Officer)


/s/ LOUIS J. RAMPINO           President, Chief Operating       July 29, 1998
--------------------------     Officer and Director
    Louis J. Rampino


/s/ WAYNE R. BAILEY            Executive Vice President,        July 29, 1998
--------------------------     Treasurer, Chief Financial
    Wayne R. Bailey            Officer (Principal Financial
                               Officer) and Director


/s/ JOHN A. DONALDSON          Senior Vice President,           July 29, 1998
--------------------------     Controller and Chief
    John A. Donaldson          Accounting Officer (Principal
                               Accounting Officer)

/s/ HOUSTON I. FLOURNOY        Director                         July 29, 1998
--------------------------
    Houston I. Flournoy


/s/ C. DOUGLAS KRANWINKLE      Director                         July 29, 1998
--------------------------
    C. Douglas Kranwinkle


/s/ DAVID W. MORRISROE         Director                         July 29, 1998
--------------------------
    David W. Morrisroe


/s/ DICKINSON C. ROSS          Director                         July 29, 1998
--------------------------
    Dickinson C. Ross

                                INDEX TO EXHIBITS



    EXHIBIT
     NUMBER                           DESCRIPTION
    -------                           -----------

        4.1 Fremont General Corporation 1997 Stock Plan. (Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.)

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

       23.1       Consent of Ernst & Young LLP, Independent Auditors.

       23.2       Consent of counsel contained in Exhibit 5.1

       24.1       Power of Attorney (see page 5).